Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT Announces Fourth Quarter and Full Year 2017 Results

Highlights:

•	Fourth quarter net loss to common shareholders of $98 million or $0.74 per diluted common share; loss from continuing operations to common shareholders of $93 million or $0.70 per diluted common share
o	Results reflect solid operating performance offset by a $222 million (after-tax) goodwill impairment and other noteworthy items

•	Excluding noteworthy items, fourth quarter income from continuing operations available to common shareholders[1] of $130 million or $0.99 per diluted common share

•	Full year net income available to common shareholders of $458 million or $2.80 per diluted common share; income from continuing operations available to common shareholders of $250 million or $1.52 per diluted common share

•	Excluding noteworthy items, full year income from continuing operations available to common shareholders of $504 million or $3.07 per diluted common share

•	Average loans and leases grew 1.3% compared to the prior quarter. Average loans and leases in core portfolios[2] grew 2.1%

•	2017 accomplishments include:
o	Sold or have definitive agreements to sell more than $12 billion in loans and leases, including Commercial Air, Financial Freedom, including our reverse mortgage portfolio, and NACCO
o	Grew average investment securities portfolio by 58%
o	Ended 2017 with more than 80% of assets in CIT Bank and 77% of funding from deposits
o	Reduced operating expenses by approximately $85 million (excluding noteworthy items)
o	Repurchased $3.4 billion in common shares at an average price of $47.84 per share and reduced unsecured debt by $6.9 billion
o	Tangible book value per share grew 9% to $49.58

•	Significant excess capital – CET1 ratio of 14.4%, above our targeted level of the upper end of 10-11%

NEW YORK – Jan. 30, 2018 – CIT Group Inc. (NYSE: CIT) today reported a fourth quarter net loss to common shareholders of $98 million or $0.74 per diluted common share, compared to a net loss to common shareholders of $1.1 billion or $5.65 per diluted common share for the year-ago quarter. Loss from continuing operations to

1 Income from continuing operations excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 28 for reconciliation of non-GAAP to GAAP financial information.

2 Core portfolios excludes credit balances of factoring clients, NACCO assets held for sale, legacy consumer mortgages (LCM) and non-strategic portfolios (NSP).

common shareholders for the fourth quarter was $93 million or $0.70 per diluted common share, compared to a loss to common shareholders of $426 million or $2.11 per diluted common share in the year-ago quarter.

Income from continuing operations available to common shareholders excluding noteworthy items for the fourth quarter was $130 million or $0.99 per diluted common share, compared to $125 million or $0.62 per diluted common share in the year-ago quarter, as lower operating expenses, higher other non-interest income and a decline in the provision for credit losses was partially offset by a decline in net finance revenue. The increase in income from continuing operations excluding noteworthy items per diluted common share also reflects a decline in the average number of diluted common shares outstanding due to significant share repurchases in 2017.

Net income available to common shareholders for the full year was $458 million or $2.80 per diluted common share, compared to a loss to common shareholders of $848 million or $4.20 per diluted common share for the prior year. Income from continuing operations available to common shareholders for the full year was $250 million or $1.52 per diluted common share, compared to a loss to common shareholders of $183 million or $0.90 per diluted common share in the prior year.

Income from continuing operations available to common shareholders excluding noteworthy items for the full year was $504 million or $3.07 per diluted common share, compared to $384 million or $1.90 per diluted common share in the prior year, as lower operating expenses, higher other non-interest income and a decline in the provision for credit losses was partially offset by a decline in net finance revenue. The increase in income from continuing operations excluding noteworthy items per diluted common share also reflects a decline in the average number of diluted common shares outstanding due to significant share repurchases in 2017.

“We achieved a number of milestones in 2017 and entered this year as a simpler and stronger company that is positioned for growth,” said Chairwoman and Chief Executive Officer Ellen R. Alemany. “We addressed non-core assets and legacy issues, reduced operating expenses, strengthened our funding profile, and expanded our business footprint in key markets. We also continued to build the consumer deposit franchise with the direct bank, adding 31,000 customers and 76,000 accounts this year.”

Alemany continued, “Core results in the fourth quarter were strong. We grew commercial loans and leases and posted the highest origination volume in over eight quarters. This was offset by a number of noteworthy items.”

“Looking to 2018, we are positioned to advance our strategic plan, further build on our strengths in the middle market, small business and consumer deposits, and deliver value for shareholders.”

Return on Tangible Common Equity (ROTCE)3 for continuing operations was 8.4%. ROTCE for continuing operations excluding noteworthy items3 was 8.5%. Tangible book value per common share at Dec. 31, 2017 was $49.58. The preliminary Common Equity Tier 1 Capital ratio increased to 14.4%, and the preliminary Total Capital ratio increased to 16.1%, at Dec 31, 2017. These capital ratios are calculated under the fully phased-in regulatory capital rules.

Financial results for the fourth quarter in continuing operations were impacted by noteworthy items.

Noteworthy items (after tax) in the fourth quarter of 2017 in continuing operations included:

•	$222 million ($1.69 per diluted common share) non-cash goodwill impairment charge in the Commercial Banking segment (no impact on regulatory capital ratios or tangible book value);
•	$20 million ($0.15 per diluted common share) restructuring charge in operating expenses;
•	$12 million ($0.09 per diluted common share) in aggregate net benefits related to U.S. tax reform;
•	$10 million ($0.08 per diluted common share) net deferred income tax benefit from tax items related to NACCO, our European Rail business;
•	$9 million ($0.07 per diluted common share) net expense related to the cumulative effect of changing the accounting policy for Low Income Housing Tax Credits (LIHTC) investments from the equity method to the proportional amortization method, including a $29 million benefit in other non-interest income and a $38 million expense in the provision for income taxes; and
•	$6 million ($0.05 per diluted common share) benefit in net finance revenue from the suspension of the depreciation of assets related to NACCO that are in assets held for sale.

3 Return on Tangible Common Equity and ROTCE excluding noteworthy items are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 28 for reconciliation of non-GAAP to GAAP financial information.

Selected Financial Highlights

				4Q17 change* from				2017 change* from
($ in millions)	4Q17	3Q17	4Q16	3Q17	4Q16	2017	2016	2016

Net finance revenue	$399	$401	$421	$(1)	$(21)	$1,606	$1,715	$(109)
Non-interest income	137	63	(118)	74	255	364	151	214
Total net revenue	537	464	303	73	234	1,970	1,866	105
Non-interest expenses	561	331	699	231	(138)	1,664	1,650	14
Income (loss) from continuing operations before credit provision	(25)	133	(396)	(158)	371	306	216	91
Provision for credit losses	30	30	37	0	(6)	115	195	(80)
Income (loss) from continuing operations before benefit (provision) for income taxes	(55)	103	(432)	(158)	377	192	21	171
Provision (benefit) for income taxes	28	(120)	(7)	148	34	(68)	204	(271)
Income (loss) from continuing operations	(83)	223	(426)	(306)	343	259	(183)	442
(Loss) income from discontinued operations, net of taxes	(5)	(3)	(717)	(2)	712	209	(665)	874
Net income (loss)	(88)	220	(1,143)	(308)	1,055	468	(848)	1,316
Preferred Dividends	10	-	-	10	10	10	-	10
Net income (loss) available to common shareholders	$(98)	$220	$(1,143)	$(317)	$1,045	$458	$(848)	$1,306
Income (loss) from continuing operations available to common shareholders	$(93)	$223	$(426)	$(315)	$333	$250	$(183)	$432

Per common share
Earnings (loss) per diluted common share	$(0.74)	$1.61	$(5.65)	$(2.35)	$4.91	$2.80	$(4.20)	$7.00
Tangible book value per common share (TBVPS)(1)	$49.58	$48.58	$45.41	$1.00	$4.17	$49.58	$45.41	$4.17
Average diluted common shares outstanding (in thousands)	131,343	136,126	202,083	(4,783)	(70,740)	163,950	201,850	(37,900)

Capital adequacy
CET1 Ratio(3)	14.4%	14.0%	13.8%	40bps	60bps	14.4%	13.8%	60bps
Total Capital Ratio(3)	16.1%	15.7%	14.6%	40bps	150bps	16.1%	14.6%	150bps

Asset quality
Net charge-offs as a % of average loans	0.26%	0.58%	0.32%	(30)bps	(6)bps	0.39%	0.37%	2bps
Allowance for loan losses as a % of loans	1.48%	1.47%	1.46%	1bps	2bps	1.48%	1.46%	2bps

Key performance metrics
Net finance margin(1)	3.59%	3.53%	3.58%	6bps	1bps	3.43%	3.60%	(17)bps
Loans and leases to deposit ratio	130%	127%	150%	300bps	NM	130%	150%	NM
CIT Bank Loans and leases to deposit ratio	104%	102%	98%	200bps	578bps	104%	98%	578bps
Return on average common equity	-4.73%	11.86%	-41.61%	NM	NM	5.48%	-7.65%	NM
Return on tangible common equity (continuing operations)(2)	8.42%	14.58%	-4.68%	NM	NM	7.72%	3.17%	NM
Return on tangible common equity (continuing operations), excluding noteworthy items(2)	8.47%	9.20%	8.37%	(73)bps	10bps	8.24%	6.71%	153bps
Return on AEA, applicable to common shareholders	-0.88%	1.93%	-9.73%	(281)bps	885bps	3.91%	-7.12%	NM
Return on AEA, excluding noteworthy items(1)	1.12%	1.21%	1.79%	(9)bps	(67)bps	4.84%	5.95%	(112)bps
Net efficiency ratio(1)	49.6%	57.8%	109.2%	NM	NM	56.4%	65.5%	(910)bps
Headcount	3,909	3,965	4,078	(56)	(169)	3,909	4,078	(169)

* Certain balances may not sum due to rounding.

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(2)Excludes noteworthy items and pro forma for capital reduction associated with Commercial Air sale that occurred in 2Q17.  See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(3)Ratios on fully phased-in basis.

Unless otherwise indicated, all references below relate to continuing operations. Discontinued operations at the end of the fourth quarter consisted of Financial Freedom, our reverse mortgage servicing business for which we have a definitive agreement to sell, and our Business Air portfolio. At the end of the year-ago quarter, discontinued operations also included Commercial Air, which was sold on April 4, 2017.

Income Statement Highlights:

Income from continuing operations available to common shareholders excluding noteworthy items was $130 million compared to $139 million in the prior quarter. The decrease was driven primarily by an increase in the provision for credit losses and the preferred dividend, partially offset by an increase in other non-interest income and a decline in operating expenses.

Compared to the year-ago quarter, income from continuing operations available to common shareholders excluding noteworthy items increased by $5 million, as lower operating expenses, higher other non-interest income and a decline in the provision for credit losses was partially offset by a decline in net finance revenue.

Net Finance Revenue

Net Finance Revenue*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16
Interest income	$448	$454	$474	$(6)		-1%	$(26)		-6%
Rental income on operating leases	253	252	252	0		0%	0		0%
Depreciation on operating lease equipment	74	71	70	3		5%	5		6%
Maintenance and other operating lease expenses	58	58	58	-		0%	0		1%
Net rental income on operating leases	120	123	125	(3)		-2%	(4)		-4%
Interest expense	169	177	178	(8)		-5%	(10)		-5%
Net finance revenue	$399	$401	$421	$(1)		0%	$(21)		-5%
Average earning assets	$44,562	$45,454	$46,965	$(892)		-2%	$(2,403)		-5%
Net finance margin	3.59%	3.53%	3.58%	6	bps		-
Excluding Noteworthy Items(1)
Net finance revenue	$391	$393	$421	$(2)		-1%	$(30)		-7%
Average earning assets	$44,562	$45,454	$46,965	$(892)		-2%	$(2,403)		-5%
Net finance margin	3.51%	3.46%	3.58%	5	bps		(8	)bps

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

* Certain balances may not sum due to rounding.

Net finance revenue4 was $399 million compared to $401 million in the prior quarter. Net finance revenue in the current and prior quarters include a $9 million and $8 million benefit, respectively, from the suspension of depreciation expense related to NACCO because its assets are included in assets held for sale. Excluding noteworthy items, net finance revenue4 was $391 million, compared to $393 million in the prior quarter, as lower purchase accounting accretion, lower income from cash balances and higher depreciation on operating leases were mostly offset by higher interest income on loans, including higher interest recoveries, and lower interest expense from the repayment of unsecured debt at the end of the prior quarter.

Net finance revenue as a percentage of average earning assets (“net finance margin4”) excluding noteworthy items was 3.51%, a 5 bps increase from 3.46% in the prior quarter. The increase in net finance margin reflects a decline in average earning assets (AEA), primarily from a reduction in lower-yielding cash balances, partially offset by the aforementioned drivers of the net decline in net finance revenue.

4 Net finance revenue, net finance revenue excluding noteworthy items and net finance margin are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 28 for reconciliation of non-GAAP to GAAP financial information.

Compared to the year-ago quarter, net finance revenue excluding noteworthy items decreased $30 million or 7%, and net finance margin decreased 8 bps. The decrease in net finance revenue primarily reflected lower purchase accounting accretion and lower gross yields in Rail, partially offset by higher earnings on investment securities. The decrease in net finance margin reflected the aforementioned drivers of the decrease in net finance revenue, partially offset by a decline in AEA, primarily from a reduction in lower-yielding cash balances.

Other Non-interest Income

Other Non-Interest Income*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17		4Q16

Fee revenues	$30	$26	$27	$4	16%	$4	13%
Factoring commissions	27	27	26	(0)	-1%	1	4%
Gains on sales of leasing equipment	9	12	11	(3)	-25%	(1)	-13%
Gains on investments	12	10	22	2	24%	(10)	-44%
Gains on loan and portfolio sales	7	4	23	4	97%	(16)	-69%
(Loss) gain on OREO	5	(4)	2	9	NM	3	NM
Net gains (losses) on derivatives and foreign currency exchange	7	1	52	6	NM	(45)	-87%
Impairment on assets	(7)	(22)	-	14	67%	(7)	NM
Other revenues	47	9	(279)	39	NM	326	NM
Total other non-interest income	$137	$63	$(118)	$74	NM	$255	NM

Total other non-interest income, excluding noteworthy items(1)	$108	$90	$103	$18	20%	$4	4%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

* Certain balances may not sum due to rounding.

Other non-interest income in the current quarter included a $29 million benefit in other revenues related to the cumulative effect of an accounting policy change for LIHTC investments, which was more than offset by a related $38 million expense in the provision for income taxes. Total other non-interest income in the prior quarter included noteworthy items totaling $27 million in aggregate charges related to the Financial Freedom Transaction. Excluding noteworthy items, total other non-interest income5 was $108 million in the current quarter, compared to $90 million in the prior quarter. The increase was primarily driven by an increase in capital markets fees, net gains on asset sales, foreign exchange and derivatives, a full quarter of income related to Bank-Owned Life Insurance (BOLI) and losses related to the LIHTC investments that were reported in other non-interest income in the prior quarter. Factoring commissions remained unchanged as increases in volumes were offset by decreases in pricing.

In the year-ago quarter, noteworthy items in other non-interest income included an approximately $245 million net charge related to the termination of a portion of the total return swap and a $22 million gain related to the sale of our Canadian Equipment and Corporate Finance businesses. Other non-interest income in the current quarter, excluding noteworthy items, increased by $4 million from the year-ago quarter, primarily driven by income from BOLI and an increase in capital markets fees, partially offset by a decrease in foreign exchange and derivatives. Factoring commissions increased slightly as growth in factoring volume in Commercial Services was offset by lower pricing.

5 Other non-interest income excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 28 for reconciliation of non-GAAP to GAAP financial information.

Operating Expenses

Operating Expenses*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Compensation and benefits	$139	$139	$133	$(0)		0%	$5		4%
Technology	31	31	40	0		0%	(9)		-23%
Professional fees	29	32	59	(3)		-10%	(30)		-51%
Insurance	16	19	19	(3)		-15%	(3)		-18%
Net occupancy expense	17	16	20	1		4%	(3)		-14%
Advertising and marketing	13	14	6	(1)		-6%	7		103%
Other expenses	23	18	54	4		24%	(31)		-58%
Operating expenses, excluding restructuring costs and intangible asset amortization	266	268	331	(2)		-1%	(65)		-20%

Intangible asset amortization	6	6	6	(0)		-2%	(0)		-5%
Restructuring costs	32	3	4	29		NM	28		NM
Total operating expenses	$304	$277	$341	$27		10%	$(37)		-11%
Net efficiency ratio	49.6%	57.8%	109.2%	NM			NM

Total operating expenses, excluding noteworthy items and intangible asset amortization(1)	$266	$268	$304	$(2)		-1%	$(38)		-12%
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(1)	53.4%	55.5%	57.9%	(220	)bps		(460	)bps

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

* Certain balances may not sum due to rounding.

Operating expenses excluding noteworthy items and intangible asset amortization6 in the current quarter was $266 million, down slightly from $268 million in the prior quarter, driven primarily by a reversal of a litigation provision and a true-up of FDIC insurance costs.

Operating expenses in the year-ago quarter included $27 million in charges from legacy OneWest Bank matters. Compared to the year-ago quarter, operating expenses excluding noteworthy items and intangible asset amortization decreased $38 million or 12%, primarily reflecting lower professional fees and technology expenses, partially offset by higher advertising and marketing costs, primarily in Consumer Banking, and higher compensation and benefits expenses.

The net efficiency ratio6 improved to 50% compared to 58% in the prior quarter. The net efficiency ratio excluding noteworthy items6 was 53%, compared to 56% in the prior quarter, driven by a decrease in operating expenses and an increase in net revenue. Compared to the year-ago quarter, the net efficiency ratio excluding noteworthy items improved from 58%, driven by the decrease in operating expenses.

Goodwill Impairment

We recognized $256 million (pre-tax) in goodwill impairment charges in the current quarter, mostly related to Equipment Finance in our Commercial Banking segment. In the year-ago quarter, we recognized $354 million in goodwill impairment charges, including a $319 million charge related to our Consumer Banking segment and a $35 million charge related to Commercial Services in our Commercial Banking segment.

6 Operating expenses excluding noteworthy items and intangible asset amortization, net efficiency ratio and net efficiency ratio excluding noteworthy items and intangible asset amortization are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 28 for reconciliation of non-GAAP to GAAP financial information.

Income Taxes

The provision for income taxes in the current quarter of $28 million included an aggregate $26 million benefit from noteworthy items, including the impact of tax items related to NACCO, the change in accounting policy for LIHTC and U.S. tax reform (see page 3) and an additional aggregate $22 million in discrete tax benefits from other tax adjustments, including the reversal of a valuation allowance related to a restructured international legal entity. The benefit for income taxes in the prior quarter of $120 million included a $140 million benefit from a noteworthy item related to the restructuring of an international legal entity. The benefit for income taxes in the year-ago quarter of $7 million included a $54 million tax expense noteworthy item resulting from no longer asserting indefinite reinvestment of earnings in Canada.

The effective tax rate in the current quarter was negative 50%. Excluding noteworthy items, the effective tax rate was 28%. Excluding noteworthy items and discrete tax items, the effective tax rate was 39% for the quarter and 34% for the full year 2017. In the prior and year-ago quarters, the effective tax rate excluding noteworthy items was 28%.

Balance Sheet Highlights:

Earning Assets

Earning Assets*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17		4Q16

Loans (including assets held for sale)	$30,210	$29,632	$30,172	$578	2%	$38	0%
Operating lease equipment, net (including assets held for sale)	7,906	7,760	7,486	147	2%	420	6%
Loans and leases	38,116	37,392	37,658	724	2%	458	1%
Interest-bearing cash	1,440	2,659	5,609	(1,219)	-46%	(4,168)	-74%
Investment securities and securities purchased under agreement to resell	6,620	5,745	4,491	875	15%	2,129	47%
Indemnification asset	142	172	341	(29)	-17%	(199)	-58%
Credit balances of factoring clients	(1,469)	(1,699)	(1,292)	230	14%	(177)	-14%
Total earning assets(1)	$44,850	$44,269	$46,807	$581	1%	$(1,957)	-4%
Average earning assets(1)	$44,562	$45,454	$46,965	$(892)	-2%	$(2,403)	-5%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 28 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

* Certain balances may not sum due to rounding.

Average earning assets declined from the prior quarter, primarily reflecting a decline in interest-bearing cash, partially offset by an increase in the investment portfolio and loans. Compared with the year-ago quarter, average earning assets declined $2.4 billion, or 5%, reflecting a decline in interest-bearing cash and loans in Commercial Finance, along with run-off of legacy portfolios. Total loans and leases increased 2% from the prior quarter and 1% from the year-ago quarter, driven by strong origination volumes in Commercial Banking.

Cash and Investment Securities

Interest-bearing cash and investment securities (including securities purchased under agreements to resell) were $8.1 billion at Dec. 31, 2017, and consisted of $1.4 billion of interest-bearing cash and $6.6 billion of investment securities. In addition, there was approximately $0.3 billion of non-interest-bearing cash. Investment securities increased $875 million during the quarter.

Of the interest-bearing cash and investment securities, $6.8 billion was at CIT Bank and $1.0 billion was at the financial holding company, while the remaining $0.3 billion consisted of amounts held at the operating subsidiaries and restricted balances.

Deposits and Borrowings

Deposits and Borrowings*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17		4Q16

Noninterest-bearing checking	$1,352	$1,360	$1,256	$(8)	-1%	$96	8%
Interest-bearing checking	2,653	2,658	3,252	(5)	0%	(599)	-18%
Money market/Sweeps	5,076	4,928	6,593	148	3%	(1,518)	-23%
Savings	5,987	5,892	4,303	95	2%	1,684	39%
Time deposits	14,344	14,584	16,729	(240)	-2%	(2,385)	-14%
Other	158	173	172	(15)	-9%	(14)	-8%
Total deposits	$29,569	$29,595	$32,304	$(25)	0%	$(2,735)	-8%
Unsecured borrowings	$3,738	$3,748	$10,599	(11)	0%	(6,862)	-65%
Secured borrowings	5,237	4,783	4,337	454	9%	900	21%
Total borrowings	$8,974	$8,531	$14,936	$443	5%	$(5,961)	-40%

* Certain balances may not sum due to rounding.

Deposits represented approximately 77% of CIT’s funding at Dec. 31, 2017, a slight decrease from Sept. 30, 2017. Unsecured borrowings comprised 10% of the funding mix at Dec. 31, 2017, unchanged from the level at Sept. 30, 2017, while secured borrowings comprised 13% of the funding mix at Dec. 31, 2017 compared to 12% at Sept. 30, 2017, reflecting increased FHLB advances.

Deposit growth in the online channel was more than offset by declines in higher-cost deposits in the brokered channel and certain deposits in the commercial channel. The loans and leases-to-deposits ratio at CIT Bank was 104% at Dec. 31, 2017 compared to 102% at Sept. 30, 2017. For CIT Group, the loans and leases-to-deposits ratio was 130% at Dec. 31, 2017 compared to 127% at Sept. 30, 2017.

The weighted average rate on total outstanding deposits increased to 1.24% in the current quarter from 1.22% in the prior quarter and 1.19% in the year-ago quarter, reflecting modest increases in the average savings account rate offset by a reduction in higher-cost brokered and commercial deposits. The weighted average coupon on our unsecured debt was 4.81% at Dec. 31, 2017, unchanged from Sept. 30, 2017.

Capital

Capital*				4Q17 change from
($ in millions, except per share data)	4Q17	3Q17	4Q16	3Q17			4Q16

Common stockholders' equity	$6,995	$7,126	$10,003	$(131)		-2%	$(3,008)		-30%
Tangible common equity	$6,512	$6,382	$9,177	$130		2%	$(2,665)		-29%
Total risk-based capital(1)	$7,231	$7,087	$9,480	$144		2%	$(2,249)		-24%
Risk-weighted assets(1)	$44,802	$45,124	$65,068	$(321)		-1%	$(20,266)		-31%

Book value per share (BVPS)	$53.25	$54.25	$49.50	$(1.00)		-2%	$3.75		8%
Tangible book value per share (TBVPS)	$49.58	$48.58	$45.41	$1.00		2%	$4.17		9%
CET1 ratio(1)	14.4%	14.0%	13.8%	40	bps		60	bps
Total capital ratio(1)	16.1%	15.7%	14.6%	40	bps		150	bps
Tier 1 leverage ratio(1)	13.8%	13.4%	13.9%	40	bps		(10	)bps

* Certain balances may not sum due to rounding.

(1) Balances and ratios on fully phased-in basis.

Common stockholders’ equity decreased from the prior quarter, driven by the net loss in the current quarter; however, tangible common equity increased from the prior quarter as the current quarter loss was driven by the goodwill impairment. Capital actions during the quarter included repurchases of approximately 122,000 common shares at an average share price of $47.23, a quarterly cash dividend of $0.16 per common share and a semi-annual preferred cash dividend of $30.29 per preferred share ($10 million) on outstanding preferred stock.

Total common shares outstanding was 131.3 million at Dec. 31, 2017, down from 131.4 million at Sept. 30, 2017 and 202.1 million at Dec. 31, 2016.

Tangible book value per common share increased in the quarter to $49.58 due to earnings in the quarter, excluding the goodwill impairment, and the slightly reduced share count.

The preliminary Common Equity Tier 1 Capital ratio increased from the prior quarter to 14.4%. Common Equity Tier 1 Capital increased as earnings excluding the goodwill impairment were partially offset by dividends. Risk-weighted assets (RWA) decreased, primarily reflecting the sale of certain investment securities and a decrease in on- and off-balance sheet factoring balances, partially offset by an increase in loans. The preliminary Total Capital ratio also increased from the prior quarter to 16.1%. The ratios presented are estimated Common Equity Tier 1 and Total Capital ratios under the fully phased-in regulatory capital rules.

On Jan. 22, 2018, the Board of Directors declared a quarterly cash dividend of $0.16 per common share on outstanding common stock. The dividend is payable on Feb. 23, 2018, to common shareholders of record as of Feb. 9, 2018.

Asset Quality

Asset Quality*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Net charge-offs (NCOs)	$18	$42	$24	$(23)		-56%	$(5)		-23%
NCOs as a % of average loans	0.26%	0.58%	0.32%	-0.32%			-0.06%
Non-accrual loans	$221	$265	$279	$(44)		-17%	$(58)		-21%
OREO	$55	$64	$72	$(10)		-15%	$(18)		-25%
Provision for credit losses	$30	$30	$37	$0		1%	$(6)		-17%
Total portfolio allowance as a % of loans	1.48%	1.47%	1.46%	1	bps		2	bps

* Certain balances may not sum due to rounding.

Provision

The provision for credit losses was $30 million primarily reflecting the establishment of reserves on asset growth in Commercial Banking. The provision in the prior quarter of $30 million included a charge of $15 million related to the transfer of the reverse mortgage portfolio to assets held for sale in Consumer Banking.

Compared to the year-ago quarter, the provision for credit losses decreased from $37 million primarily due to lower net charge-offs.

Net Charge-offs

Net charge-offs were $18 million (0.26% of average loans), compared to $42 million (0.58% of average loans) in the prior quarter and $24 million (0.32% of average loans) in the year-ago quarter. The prior quarter included charge-offs related to the transfer of the reverse mortgage portfolio to assets held for sale. Excluding a $15 million charge-off related to the Financial Freedom Transaction, net charge-offs in the prior quarter was $26 million (0.36% of average loans).

Loan Loss Allowance

The allowance for loan losses was $431 million (1.48% of loans, 1.67% excluding loans subject to loss sharing agreements with the FDIC) at Dec. 31, 2017, compared to $420 million (1.47% of loans, 1.68% excluding loans subject to loss sharing agreements with the FDIC) at Sept. 30, 2017 and $433 million (1.46% of loans, 1.72% excluding loans subject to loss sharing agreements with the FDIC) at Dec. 31, 2016.

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At Dec. 31, 2017, PCI loans with an aggregate unpaid principal balance of $2.9 billion were carried at $2.0 billion, representing a 32% discount. The vast majority of the discount is related to our legacy consumer mortgages (LCM) portfolio in Consumer Banking.

Non-accrual Loans

Non-accrual loans of $221 million (0.76% of loans) were down compared to the prior and year-ago quarters and remain at relatively low levels. The declines were primarily due to payoffs in full of loans previously on non-accrual.

Commercial Banking

Earnings Summary*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Interest income	$315	$309	$322	$5		2%	$(8)		-2%
Rental income on operating leases	253	252	252	0		0%	0		0%
Interest expense	139	131	127	7		6%	12		9%
Depreciation on operating lease equipment	74	71	70	3		5%	5		6%
Maintenance and other operating lease expenses	58	58	58	-		0%	0		1%
Net finance revenue	296	301	320	(5)		-2%	(24)		-7%
Other non-interest income	73	71	92	2		3%	(19)		-20%
Provision for credit losses	29	11	31	18		158%	(2)		-7%
Operating expenses	168	169	183	(1)		0%	(15)		-8%
Goodwill impairment	256	-	35	256		NM	221		NM
(Loss) income before income taxes	$(83)	$193	$163	$(276)		NM	$(246)		NM

Select Average Balances
Average loans(1)	$21,420	$20,978	$21,773	$443		2%	$(353)		-2%
Average operating leases(1)	$7,841	$7,798	$7,426	$43		1%	$415		6%
Average earning assets(2)	$29,507	$29,011	$29,505	$496		2%	$3		0%

Key Metrics
Pre-tax ROAEA	-1.13%	2.66%	2.21%	NM			NM
Net finance margin	4.01%	4.16%	4.34%	(15)	bps		(33)	bps
New business volume	$2,902	$2,044	$2,042	$858		42%	$860		42%
Net efficiency ratio	45.1%	44.9%	44.1%	20	bps		100	bps

(1) Amounts include held for sale. Average loans also is net of credit balances of factoring clients.

(2) AEA is net of credit balances of factoring clients.

* Certain balances may not sum due to rounding.

Segment Financial Results

Pre-tax earnings in the Commercial Banking segment in the current and year-ago quarters included a noteworthy item from goodwill impairment of $256 million and $35 million, respectively. In addition, the current and prior quarters both included a benefit from the suspension of depreciation expense related to NACCO of $9 million and $8 million, respectively. Excluding noteworthy items, pre-tax earnings of $164 million decreased from the prior quarter of $185 million, primarily driven by an increase in the credit provision and a decrease in net finance revenue. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items decreased from $198 million as decreases in net finance revenue and other non-interest income were partially offset by a decrease in operating expenses.

Net Finance Revenue and Margin

Excluding the noteworthy items in the current and prior quarters from the suspension of depreciation expense related to NACCO, net finance revenue decreased $6 million from the prior quarter. The decrease was primarily driven by higher interest expense, lower purchase accounting accretion in Commercial Finance and Real Estate Finance and lower net rental income in Rail, partially offset by interest recoveries and the impact of asset growth and higher interest rates. Compared to the year-ago quarter, excluding the suspension of depreciation expense related to NACCO in the current quarter, net finance revenue decreased primarily due to higher interest expense, lower purchase accounting accretion and lower net rental income in Rail, partially offset by interest recoveries and the impact of higher interest rates. Rail’s net rental decline, excluding the suspension of depreciation expense related to NACCO, from both the prior and year-ago quarters were mainly driven by renewal rates that continue to price lower due to excess capacity in the market.

Net finance margin decreased compared to the prior quarter from the aforementioned decreases in net finance revenue despite a higher average earning asset level. Compared to the year-ago quarter, net finance margin decreased due to the decrease in net finance revenue as average earning asset levels were essentially unchanged.

Loans and Leases

Average loans and leases, which comprise the vast majority of earning assets, was $29.3 billion, a 2% increase compared to the prior quarter, driven by growth in Business Capital and in Commercial Finance, which had a strong quarter for originations, partially offset by continued elevated prepayments.

New lending and leasing volume increased to $2.9 billion from $2.0 billion in the prior quarter, mainly driven by increases in Commercial Finance and Business Capital, although all divisions had increases. Compared to the year-ago quarter, new lending and leasing volume increased, primarily driven by growth in Commercial Finance.

Factoring volume of $7.7 billion was up 7% from the prior quarter and up 13% compared to the year-ago quarter, driven primarily by increased volume in the technology industry.

Other Non-interest Income

Other non-interest income increased $2 million from the prior quarter, as higher capital markets fee income in Commercial Finance was partially offset by lower gains on asset sales in Business Capital and Rail. Compared to the year-ago quarter, other non-interest income decreased $19 million, primarily driven by lower gains on sales as the year-ago quarter included a $22 million gain on an investment related to a loan workout in Commercial Finance.

Operating Expenses

Operating expenses was essentially unchanged from the prior quarter. Compared to the year-ago quarter, operating expenses decreased by $15 million, reflecting cost reduction initiatives.

Asset Quality

The provision for credit losses increased from the prior quarter primarily reflecting the establishment of reserves on asset growth in Commercial Finance. Compared to the year-ago quarter, the provision for credit losses increased modestly as lower net charge-offs were more than offset by the establishment of reserves on asset growth in the current quarter.

Net charge-offs were $18 million (0.32% of average loans), down from $22 million (0.39% of average loans) in the prior quarter and $23 million (0.41% of average loans) in the year-ago quarter.

The allowance for loan losses was $402 million (1.74% of loans) at Dec. 31, 2017, compared to $392 million (1.73% of loans) at Sept. 30, 2017 and $408 million (1.81%of loans) at Dec. 31, 2016.

Non-accrual loans were $191 million (0.82% of loans), compared to $241 million (1.06% of loans) at Sept. 30, 2017, and $251 million (1.11% of loans) at Dec. 31, 2016. The decrease from the prior quarter primarily reflected a decrease in Commercial Finance from loan payoffs. The decrease from the year-ago quarter primarily reflected declines in Commercial Finance and Real Estate Finance, partially offset by an increase in Business Capital.

Commercial Banking Division Highlights

Commercial Finance

•	A strong quarter of $1.3 billion in originations led to a 2% increase in average loans and leases compared to the prior quarter.
•	Capital markets fee income increased in the quarter.

Rail

•	Average loans and leases of $7.5 billion includes approximately $1.1 billion in assets held for sale related to NACCO.
•	North America rail car utilization improved marginally.
•	Gross yields declined 19 basis points from the prior quarter, as renewal lease rates continued to re-price lower on average across the portfolio.

Real Estate Finance

•	Average loans and leases, excluding legacy non-SFR assets, increased 1% from the prior quarter.
•	Gross yields declined 14 basis points from the prior quarter, as higher contractual yields were more than offset by lower purchase accounting accretion.

Business Capital

•	All divisions of Business Capital experienced growth in average loans and leases from strong originations in the quarter.
•	Factoring volume in the Commercial Services business increased compared to the prior and year-ago quarters, primarily driven by the technology sector.

Consumer Banking

Earnings Summary*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Interest income	$84	$92	$107	$(8)		-9%	$(23)		-21%
Interest benefit	(20)	(16)	(4)	(4)		-23%	(16)		NM
Net finance revenue	104	108	111	(4)		-4%	(7)		-6%
Other non-interest income	13	(23)	7	36		158%	6		89%
Provision for credit losses	2	19	6	(17)		-91%	(4)		-69%
Goodwill impairment	-	-	319	-		NM	(319)		NM
Operating expenses	104	106	123	(3)		-3%	(19)		-16%
Income (loss) before income taxes	$12	$(40)	$(331)	$52		130%	$342		104%

Select Average Balances
Average loans(1)	$6,728	$6,711	$7,107	$17		0%	$(379)		-5%
Average earning assets	$6,886	$6,904	$7,458	$(19)		0%	$(572)		-8%

Key Metrics
Pre-tax ROAEA	0.69%	-2.30%	-17.73%	299	bps		NM
Net finance margin	6.04%	6.27%	5.93%	(23	)bps		11	bps
New business volume	$422	$223	$199	$199		89%	$223		113%
Net efficiency ratio	84.4%	118.9%	100.5%	NM			NM

(1) Amounts include held for sale.

* Certain balances may not sum due to rounding.

Segment Financial Results

Pre-tax earnings in the Consumer Banking segment excluding noteworthy items was $12 million compared to $2 million in the prior quarter, primarily driven by higher earnings from the reverse mortgage portfolio as higher gains on asset sales was partially offset by lower purchase accounting accretion. Noteworthy items in the prior quarter included $42 million of charges related to the Financial Freedom Transaction. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items was essentially flat. Noteworthy items in the year-ago quarter included aggregate charges of $347 million from goodwill impairment and charges from legacy OneWest Bank matters.

Net Finance Revenue and Margin

Net finance revenue of $104 million decreased from the prior quarter and the year-ago quarter, as higher negative income on the indemnification asset for the covered loans and lower interest income due to suspended purchase accounting accretion from the held for sale reverse mortgage portfolio were partially offset by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates.

Average Loans

Average loans, including loans held for sale, totaled $6.7 billion and was essentially unchanged from the prior quarter, as run-off of the LCM portfolio was offset by new business volume in the Other Consumer Banking division. Compared to the year-ago quarter, average loans declined 5% due to the run-off in LCM partially offset by growth in Other Consumer Banking. The LCM portfolio made up $4.3 billion of the balance as of Dec. 31, 2017, with a significant portion covered by loss sharing agreements with the FDIC. The benefit of these agreements is recorded within the indemnification asset.

Other Non-interest Income

Other non-interest income included $27 million in charges in the prior quarter from impairments on reverse mortgage related assets related to the Financial Freedom Transaction. Excluding noteworthy items, other non-interest income increased by $9 million and $6 million, respectively, compared to the prior and year-ago quarters due to an increase in gains on asset sales from the reverse mortgage portfolio.

Operating Expenses

Operating expenses was essentially unchanged compared to the prior quarter. Compared to the year-ago quarter and excluding noteworthy items of $27 million in the year-ago quarter, operating expenses increased primarily driven by higher advertising and marketing expenses.

Asset Quality

Excluding a $15 million charge-off related to the Financial Freedom Transaction in the prior quarter, the provision for credit losses was comparable to the prior and year-ago quarters. Non-accrual loans were $20 million (0.34% of loans) at Dec. 31, 2017, compared to $19 million (0.33% of loans) at Sept. 30, 2017, and $17 million (0.25% of loans) at Dec. 31, 2016, essentially all of which are in the LCM portfolio. Certain LCM loans are subject to loss sharing agreements with the FDIC, under which CIT may be reimbursed for a portion of future losses.

Non-Strategic Portfolios (NSP):

Earnings Summary*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Interest income	$5	$5	$10	$0		11%	$(5)		-49%
Interest benefit	2	3	6	(1)		-27%	(4)		-65%
Net finance revenue	3	2	4	1		81%	(1)		-22%
Other non-interest income	1	5	26	(4)		-82%	(25)		-97%
Operating expenses and loss on debt extinguishment and deposit redemption	(0)	9	7	(10)		NM	(7)		NM
Income (loss) before income taxes	$4	$(3)	$23	$7		NM	$(19)		-82%

Select Average Balances
Average earning assets	$188	$227	$626	$(39)		-17%	$(438)		-70%

Key Metrics
Pre-tax ROAEA	8.72%	-4.76%	14.64%	1,348	bps		(592	)bps

* Certain balances may not sum due to rounding.

Pre-tax earnings in NSP was $4 million, compared to a pre-tax loss of $3 million in the prior quarter and pre-tax income of $23 million in the year-ago quarter. Operating expenses in the current quarter benefited from the reversal of a previously-established litigation provision. The prior quarter reflected higher operating costs, partially offset by higher other income, related to winding down our international locations. The year-ago quarter included a $22 million gain related to the sale of our Canadian Equipment and Corporate Finance businesses reflected in other non-interest income.

Assets held for sale at Dec. 31, 2017 was $63 million, which was all related to our business in China. Assets held for sale totaled $88 million at Sept. 30, 2017 and $210 million at Dec. 31, 2016.

Corporate & Other:

Earnings Summary*				4Q17 change from
($ in millions)	4Q17	3Q17	4Q16	3Q17			4Q16

Interest income	$44	$48	$35	$(4)		-8%	$9		24%
Interest benefit	47	58	49	(11)		-19%	(1)		-3%
Net finance revenue	(4)	(11)	(14)	7		66%	10		73%
Other non-interest income	50	10	(242)	40		NM	292		NM
Operating expenses and loss on debt extinguishment and deposit redemption	35	47	32	(12)		-26%	3		8%
Income (loss) before income taxes	$12	$(47)	$(288)	$59		NM	$300		NM

Select Average Balances
Average earning assets	$7,981	$9,312	$9,377	$(1,331)		-14%	$(1,396)		-15%

Key Metrics
Pre-tax ROAEA	0.60%	-2.03%	-12.27%	262	bps		1,287	bps
* Certain balances may not sum due to rounding.

Certain items are not allocated to operating segments and are included in Corporate & Other, including interest expense related to corporate liquidity, mark-to-market on certain derivatives, restructuring charges, certain legal costs and other operating expenses. In addition, certain costs associated with debt redemptions are maintained at Corporate.

Pre-tax income in the current quarter was $12 million, while losses in the prior and year-ago quarters were $47 million and $288 million, respectively. The current quarter included a $29 million benefit related to the cumulative effect of an accounting policy change for LIHTC investments, which was more than offset by a related $38 million expense in the provision for income taxes, while the prior quarter included $54 million in debt extinguishment costs, and the year-ago quarter included a net charge related to the termination of a portion of the total return swap of approximately $245 million. Excluding noteworthy items, the pre-tax income in the current quarter was $9 million, the pre-tax income in the prior quarter was $9 million, and the pre-tax loss in the year-ago quarter was $40 million. Net finance revenue improved from the prior quarter. Other non-interest income excluding noteworthy items increased $11 million from the prior quarter, primarily driven by a full quarter of income from BOLI and losses related to the LIHTC investments that in the prior quarter were reported in other non-interest income, while other non-interest income excluding noteworthy items increased from the year-ago quarter due to BOLI and realized gains on investment securities. Operating expenses in the current quarter benefitted from lower professional fees and lower FDIC insurance expense. Operating expenses for the year-ago quarter were driven by $17 million in consulting spending related to CCAR project costs and organizational design and $7 million in systems write-offs. Additionally, operating expenses included $32 million in restructuring charges, compared to $3 million in the prior quarter and $4 million in the year-ago quarter.

Discontinued Operations:

Discontinued operations at the end of the fourth quarter consisted of our Business Air portfolio and Financial Freedom. On Oct. 6, 2017, we announced an agreement to sell Financial Freedom, which is expected to close in the second quarter of 2018 and is subject to certain regulatory and investor approvals and other customary closing conditions. The loss in the current quarter from Discontinued Operations was $5 million. The prior quarter loss, excluding a $2 million noteworthy item for impairments related to the Financial Freedom Transaction, was $1 million. The year-ago quarter income, excluding noteworthy items, was $85 million. Noteworthy items in the year ago quarter were related to a net tax expense related to the Commercial Air sale and suspended depreciation on operating lease equipment held for sale.

Business Air loans and leases totaled $184 million at Dec. 31, 2017, down from $218 million at Sept. 30, 2017 and $540 million at Dec. 31, 2016.

Financial Freedom loans totaled $273 million at Dec. 31, 2017, compared to $300 million at Sept. 30, 2017 and $374 million at Dec. 31, 2016.

Conference Call and Webcast

The Company will host a conference call today, January 30, 2018, to discuss its fourth quarter 2017 results. All interested parties are welcome to participate. An investor presentation will accompany the conference call and be available prior to the start of the conference call at the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

Conference call details:

Time:	8:00 am (Eastern Time)
Dial-in:	(888) 317-6003 for U.S. callers
(866) 284-3684 for Canadian callers
(412) 317-6061 for international callers
Conference ID 2411460

The conference call will also be webcast, which can be accessed from the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through March 2, 2018, by dialing (877) 344-7529 for U.S. callers, (855) 669-9658 for Canadian callers or (412) 317-0088 for international callers and using conference ID 10116037, or at cit.com/investor under Presentations & Events.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $50 billion in assets as of Dec. 31, 2017. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has approximately $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information visit cit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(dollars in millions, except per share data)

	Quarters Ended
	December 31,	September 30,	December 31,	Years Ended December 31,
	2017	2017	2016	2017	2016

Interest income
Interest and fees on loans	$401.2	$403.5	$436.2	$1,638.1	$1,779.6
Other interest and dividends	46.5	50.5	37.9	197.5	131.9
Total interest income	447.7	454.0	474.1	1,835.6	1,911.5
Interest expense
Interest on borrowings	76.6	84.1	81.9	344.4	358.4
Interest on deposits	92.1	92.6	96.4	373.3	394.8
Total interest expense	168.7	176.7	178.3	717.7	753.2
Net interest revenue	279.0	277.3	295.8	1,117.9	1,158.3
Provision for credit losses	30.4	30.1	36.7	114.6	194.7
Net interest revenue, after credit provision	248.6	247.2	259.1	1,003.3	963.6
Non-interest income
Rental income on operating lease equipment	252.6	252.3	252.2	1,007.4	1,031.6
Other non-interest income(1)	137.2	63.3	(117.6)	364.2	150.6
Total non-interest income	389.8	315.6	134.6	1,371.6	1,182.2
Non-interest expenses
Depreciation on operating lease equipment	74.3	71.1	69.8	296.3	261.1
Maintenance and other operating lease expenses	57.9	57.9	57.5	222.9	213.6
Operating expenses(2)	304.0	277.3	341.3	1,188.5	1,283.5
Goodwill impairment	255.6	-	354.2	255.6	354.2
Loss on debt extinguishment and deposit redemption	1.7	53.5	3.3	220.0	12.5
Total non-interest expenses	693.5	459.8	826.1	2,183.3	2,124.9
Income (loss) from continuing operations before benefit (provision) for income taxes	(55.1)	103.0	(432.4)	191.6	20.9
Provision (benefit) for income taxes	27.7	(119.8)	(6.6)	(67.8)	203.5
Income (loss) from continuing operations	(82.8)	222.8	(425.8)	259.4	(182.6)

Discontinued operations
Income (loss) from discontinued operations, net of taxes	(5.2)	(1.9)	(716.7)	90.2	(665.4)
Gain (loss) on sale of discontinued operations, net of taxes	-	(1.3)	-	118.6	-
Income (loss) from discontinued operations, net of taxes	(5.2)	(3.2)	(716.7)	208.8	(665.4)

Net income (loss)	$(88.0)	$219.6	$(1,142.5)	$468.2	$(848.0)
Less: preferred stock dividends	9.8	-	-	9.8	-
Net income (loss) applicable to common shareholders	$(97.8)	$219.6	$(1,142.5)	$458.4	$(848.0)
Income (loss) from continuing operations applicable to common shareholders	$(92.6)	$222.8	$(425.8)	$249.6	$(182.6)

Basic income (loss) per common share
Income (loss) from continuing operations	$(0.70)	$1.66	$(2.11)	$1.54	$(0.90)
Income (loss) from discontinued operations, net of taxes	(0.04)	(0.02)	(3.54)	1.28	(3.30)
Basic income (loss) per common share	$(0.74)	$1.64	$(5.65)	$2.82	$(4.20)
Average number of common shares - basic (thousands)	131,343	133,916	202,083	162,290	201,850

Diluted income (loss) per common share
Income (loss) from continuing operations	$(0.70)	$1.64	$(2.11)	$1.52	$(0.90)
Income (loss) from discontinued operations, net of taxes	(0.04)	(0.03)	(3.54)	1.28	(3.30)
Diluted income (loss) per common share	$(0.74)	$1.61	$(5.65)	$2.80	$(4.20)
Average number of common shares - diluted (thousands)	131,343	136,126	202,083	163,950	201,850

(1) OTHER NON-INTEREST INCOME
Fee revenues	$30.3	$26.2	$26.8	$113.6	$111.6
Factoring commissions	26.7	27.0	25.7	102.9	105.0
Gains on sales of leasing equipment	9.1	12.2	10.5	43.8	51.1
Gains on investments	12.4	10.0	22.0	31.2	34.6
Gains on loan and portfolio sales	7.1	3.6	22.9	22.9	34.2
(Loss) gain on OREO	4.6	(3.9)	1.5	4.3	10.2
Net gains (losses) on derivatives and foreign currency exchange	6.8	0.9	52.0	(5.4)	55.9
Termination fees on Canadian total return swap	-	-	(280.8)	-	(280.8)
Impairment on assets	(7.1)	(21.5)	-	(32.2)	(36.6)
Other revenues	47.3	8.8	1.8	83.1	65.4
Total other non-interest income	$137.2	$63.3	$(117.6)	$364.2	$150.6

(2) OPERATING EXPENSES
Compensation and benefits	$138.6	$139.0	$133.4	$566.3	$585.5
Professional fees	28.8	32.1	58.6	132.3	175.8
Technology	30.7	30.6	40.0	127.9	133.7
Insurance	15.7	18.5	19.1	84.7	96.5
Net occupancy expense	16.7	16.1	19.5	67.8	71.9
Advertising and marketing	12.8	13.6	6.3	42.2	20.5
Other expenses	22.7	18.3	54.1	89.6	137.8
Operating expenses, excluding restructuring costs and intangible asset amortization	266.0	268.2	331.0	1,110.8	1,221.7
Intangible asset amortization	6.1	6.2	6.4	24.7	25.6
Restructuring costs	31.9	2.9	3.9	53.0	36.2
Total operating expenses	$304.0	$277.3	$341.3	$1,188.5	$1,283.5

CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2017	2017	2016

Assets
Total cash and deposits	$1,718.7	$3,112.3	$6,430.6
Securities purchased under agreement to resell	150.0	-	-
Investment securities	6,469.9	5,744.8	4,491.1
Assets held for sale	2,263.1	2,162.0	636.0

Loans	29,113.9	28,505.3	29,535.9
Allowance for loan losses	(431.1)	(419.5)	(432.6)
Loans, net of allowance for loan losses	28,682.8	28,085.8	29,103.3

Operating lease equipment, net	6,738.9	6,724.2	7,486.1
Goodwill	369.9	625.5	685.4
Bank owned life insurance	788.6	651.8	-
Other assets*	1,595.5	1,667.1	2,117.0
Assets of discontinued operations	501.3	562.0	13,220.7
Total assets	$49,278.7	$49,335.5	$64,170.2

Liabilities
Deposits	$29,569.3	$29,594.7	$32,304.3
Credit balances of factoring clients	1,468.6	1,698.5	1,292.0
Other liabilities**	1,437.1	1,496.1	1,897.6
Borrowings
Unsecured borrowings	3,737.5	3,748.0	10,599.0
Structured financings	1,541.4	1,637.7	1,925.7
FHLB advances	3,695.5	3,145.5	2,410.8
Total borrowings	8,974.4	8,531.2	14,935.5
Liabilities of discontinued operations	509.3	563.7	3,737.7
Total liabilities	41,958.7	41,884.2	54,167.1
Equity
Stockholders' equity
Preferred stock	325.0	325.0	-

Common stock	2.1	2.1	2.1
Paid-in capital	8,798.1	8,787.1	8,765.8
Retained earnings	1,906.5	2,025.8	1,553.0
Accumulated other comprehensive loss	(86.5)	(73.3)	(140.1)
Treasury stock, at cost	(3,625.2)	(3,615.4)	(178.1)
Total common stockholders' equity	6,995.0	7,126.3	10,002.7
Noncontrolling interests	-	-	0.4
Total equity	7,320.0	7,451.3	10,003.1
Total liabilities and equity	$49,278.7	$49,335.5	$64,170.2

Book Value Per Common Share
Book value per common share	$53.25	$54.25	$49.50
Tangible book value per common share	$49.58	$48.58	$45.41
Outstanding common shares (in thousands)	131,353	131,371	202,088

*OTHER ASSETS
Tax credit investments and investments in unconsolidated subsidiaries	$247.6	$265.6	$220.2
Counterparty receivables	241.3	263.8	437.3
Current and deferred federal and state tax assets	205.2	195.4	201.3
Property, furniture and fixtures	173.9	178.9	191.1
Indemnification assets	142.4	171.8	341.4
Intangible assets	113.0	119.1	140.7
Other	472.1	472.5	585.0
Total other assets	$1,595.5	$1,667.1	$2,117.0

**OTHER LIABILITIES
Accrued expenses and accounts payable	$584.8	$530.9	$580.4
Current and deferred taxes payable	204.3	229.7	250.6
Fair value of derivative financial instruments	87.5	80.2	69.0
Accrued interest payable	86.6	59.8	181.2
Other liabilities	473.9	595.5	816.4
Total other liabilities	$1,437.1	$1,496.1	$1,897.6

CIT GROUP INC. AND SUBSIDIARIES

Average Balances and Rates

(dollars in millions)

	Quarters Ended
	December 31, 2017		September 30, 2017		December 31, 2016
	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Assets
Interest-bearing deposits	$2,270.2	1.57%	$3,873.9	1.29%	$5,918.2	0.51%
Investment securities and securities purchased under agreement to resell	6,067.9	2.48%	5,796.3	2.62%	3,962.2	3.07%
Loans and loans held for sale (net of credit balances of factoring clients)	28,225.3	5.91%	27,793.1	6.00%	29,295.0	6.07%
Total interest earning assets	36,563.4	5.07%	37,463.3	4.99%	39,175.4	4.93%
Operating lease equipment, net (including held for sale)	7,841.0	6.14%	7,797.6	6.33%	7,438.1	6.72%
Indemnification assets	157.7	-40.33%	193.3	-28.14%	351.3	-9.42%
Average earning assets ("AEA")	44,562.1	5.10%	45,454.2	5.08%	46,964.8	5.10%
Non-interest earning assets
Cash and due from banks	403.4		522.5		806.9
Allowance for loan losses	(424.7)		(421.7)		(418.5)
All other non-interest-bearing assets	2,793.5		2,330.5		3,603.1
Assets of discontinued operations	532.6		591.5		13,140.4
Total Average Assets	$47,866.9		$48,477.0		$64,096.7
Liabilities
Borrowings
Deposits	$28,133.7	1.31%	$28,820.2	1.29%	$31,139.0	1.24%
Borrowings	8,630.9	3.55%	8,591.6	3.92%	14,676.5	2.23%
Total interest-bearing liabilities	36,764.6	1.83%	37,411.8	1.89%	45,815.5	1.56%
Non-interest bearing deposits	1,501.3		1,495.9		1,295.0
Other non-interest-bearing liabilities	1,618.3		1,582.3		1,822.7
Liabilities of discontinued operations	541.9		579.6		4,180.0
Noncontrolling interests	-		0.2		0.5
Stockholders' equity	7,440.8		7,407.2		10,983.0
Total Average Liabilities and Shareholders' Equity	$47,866.9		$48,477.0		$64,096.7

	Years Ended
	December 31, 2017		December 31, 2016
Assets
Interest-bearing deposits	$5,291.5	1.09%	$6,450.6	0.51%
Investment securities and securities purchased under agreement to resell	5,352.3	2.61%	3,384.0	2.92%
Loans and loans held for sale (net of credit balances of factoring clients)	28,281.6	5.96%	30,233.0	5.97%
Total interest earning assets	38,925.4	4.84%	40,067.6	4.83%
Operating lease equipment, net (including held for sale)	7,685.0	6.35%	7,222.8	7.71%
Indemnification assets	241.7	-19.45%	373.8	-6.47%
Average earning assets ("AEA")	46,852.1	4.96%	47,664.2	5.18%
Non-interest earning assets
Cash and due from banks	587.1		882.1
Allowance for loan losses	(430.4)		(390.8)
All other non-interest-bearing assets	2,398.0		4,048.3
Assets of discontinued operations	3,752.0		13,021.2
Total Average Assets	$53,158.8		$65,225.0
Liabilities
Borrowings
Deposits	29,538.2	1.26%	31,545.1	1.25%
Borrowings	10,674.0	3.23%	15,493.6	2.31%
Total interest-bearing liabilities	40,212.2	1.78%	47,038.7	1.60%
Non-interest-bearing deposits	1,450.0		1,177.5
Other non-interest bearing liabilities	1,645.0		1,689.2
Liabilities of discontinued operations	1,303.1		4,236.5
Noncontrolling interests	0.2		0.5
Stockholders' equity	8,548.3		11,082.6
	$53,158.8		$65,225.0

CIT GROUP INC. AND SUBSIDIARIES

Average Loans and Leases

(dollars in millions)

	Quarters Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Commercial Banking
Commercial Finance
Loans	$9,561.8	$9,346.2	$10,237.2
Assets held for sale	92.8	104.0	326.5
Total loans and leases	9,654.6	9,450.2	10,563.7

Rail
Loans	81.5	83.9	101.9
Operating lease equipment, net	6,254.3	6,284.3	7,072.1
Assets held for sale	1,147.9	1,093.4	0.4
Total loans and leases	7,483.7	7,461.6	7,174.4

Real Estate Finance
Loans	5,609.2	5,598.4	5,501.8
Assets held for sale	5.8	0.6	-
Total loans and leases	5,615.0	5,599.0	5,501.8

Business Capital
Loans (net of credit balances of factoring clients)	6,047.2	5,822.4	5,599.5
Operating lease equipment, net	460.7	441.2	353.5
Assets held for sale	-	1.0	5.9
Total loans and leases	6,507.9	6,264.6	5,958.9

Total Segment
Loans (net of credit balances of factoring clients)	21,299.7	20,850.9	21,440.4
Operating lease equipment, net	6,715.0	6,725.5	7,425.6
Assets held for sale	1,246.5	1,199.0	332.8
Total loans and leases	29,261.2	28,775.4	29,198.8

Consumer Banking
Legacy Consumer Mortgages
Loans	3,414.6	4,214.6	4,920.3
Assets held for sale	860.7	256.2	32.6
Total loans	4,275.3	4,470.8	4,952.9

Other Consumer Banking
Loans	2,447.6	2,236.3	2,132.4
Assets held for sale	5.1	3.9	21.2
Total loans	2,452.7	2,240.2	2,153.6

Total Segment
Loans	5,862.2	6,450.9	7,052.7
Assets held for sale	865.8	260.1	53.8
Total loans	6,728.0	6,711.0	7,106.5

Non-Strategic Portfolios
Assets held for sale	77.2	104.4	427.7
Total loans and leases	77.2	104.4	427.7

Total loans (net of credit balances of factoring clients)	27,161.9	27,301.8	28,493.1
Total operating lease equipment, net	6,715.0	6,725.5	7,425.6
Total assets held for sale	2,189.5	1,563.5	814.3
Total loans and leases	$36,066.4	$35,590.8	$36,733.0

CIT GROUP INC. AND SUBSIDIARIES

Credit Metrics

(dollars in millions)

	Quarters Ended
	December 31, 2017		September 30, 2017		December 31, 2016
Gross Charge-offs to Average Loans
Commercial Banking	$22.7	0.40%	$27.7	0.49%	$32.0	0.56%
Consumer Banking	0.5	0.03%	20.5	1.27%	0.9	0.05%
Total CIT	$23.2	0.32%	$48.2	0.67%	$32.9	0.44%

	Years Ended December 31,
Gross Charge-offs to Average Loans	2017		2016
Commercial Banking	$115.2	0.51%	$133.8	0.58%
Consumer Banking	22.5	0.35%	2.8	0.04%
Total CIT	$137.7	0.47%	$136.6	0.45%

	Quarters Ended
	December 31, 2017		September 30, 2017		December 31, 2016
Net Charge-offs to Average Loans
Commercial Banking	$18.0	0.32%	$21.7	0.39%	$23.4	0.41%
Consumer Banking	0.3	0.02%	20.0	1.24%	0.3	0.02%
Total CIT	$18.3	0.26%	$41.7	0.58%	$23.7	0.32%

	Years Ended December 31,
Net Charge-offs to Average Loans	2017		2016
Commercial Banking	$94.1	0.41%	$111.7	0.48%
Consumer Banking	21.1	0.32%	(0.3)	-
Non-Strategic Portfolios	-	-	(0.1)	-
Total CIT	$115.2	0.39%	$111.3	0.37%

Non-accruing Loans to Loans(1)	December 31, 2017		September 30, 2017		December 31, 2016
Commercial Banking	$190.8	0.82%	$240.5	1.06%	$250.9	1.11%
Consumer Banking	20.3	0.34%	19.3	0.33%	17.4	0.25%
Non-Strategic Portfolios	9.8	NA	4.8	NA	10.3	NA
Total CIT	$220.9	0.76%	$264.6	0.93%	$278.6	0.94%

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Provision for Credit Losses
Specific allowance - impaired loans	$(9.6)	$2.3	$11.9	$(3.3)	$33.7
Non-specific allowance	40.0	27.8	24.8	117.9	161.0
Totals	$30.4	$30.1	$36.7	$114.6	$194.7

	December 31,	September 30,	December 31,
	2017	2017	2016
Allowance for Loan Losses
Specific allowance - impaired loans	$26.0	$35.6	$33.7
Non-specific allowance	405.1	383.9	398.9
Totals	$431.1	$419.5	$432.6

Allowance for loan losses as a percentage of total loans	1.48%	1.47%	1.46%
Allowance for loan losses as a percent of loans/Commercial	1.74%	1.73%	1.81%

1) Non-accrual loans include loans held for sale. NSP non-accrual loans reflected loans held for sale; since portfolio loans were insignificant, no % is displayed.

CIT GROUP INC. AND SUBSIDIARIES

Consolidating Income Statement

(dollars in millions)

	Quarters Ended
	December 31, 2017					September 30, 2017

	Commercial Banking	Consumer Banking	Non-Strategic Portfolios	Corporate and Other	Total	Total
Interest income
Interest and fees on loans	$313.0	$84.3	$3.9	$-	$401.2	$403.5
Other interest and dividends	1.5	-	1.2	43.8	46.5	50.5
Total interest income	314.5	84.3	5.1	43.8	447.7	454.0
Interest expense
Interest on borrowings	134.6	(84.5)	2.2	24.3	76.6	84.1
Interest on deposits	4.2	64.8	-	23.1	92.1	92.6
Total interest expense	138.8	(19.7)	2.2	47.4	168.7	176.7
Net interest revenue	175.7	104.0	2.9	(3.6)	279.0	277.3
Provision for credit losses	28.6	1.8	-	-	30.4	30.1
Net interest revenue, after credit provision	147.1	102.2	2.9	(3.6)	248.6	247.2
Non-interest income
Rental income on operating lease equipment	252.6	-	-	-	252.6	252.3
Other non-interest income(1)	73.0	13.2	0.9	50.1	137.2	63.3
Total non-interest income	325.6	13.2	0.9	50.1	389.8	315.6
Non-interest expenses
Depreciation on operating lease equipment	74.3	-	-	-	74.3	71.1
Maintenance and other operating lease expenses	57.9	-	-	-	57.9	57.9
Operating expenses(2)	167.9	103.5	(1.3)	33.9	304.0	277.3
Goodwill impairment	255.6	-	-	-	255.6	-
Loss on debt extinguishment and deposit redemption	-	-	1.0	0.7	1.7	53.5
Total non-interest expenses	555.7	103.5	(0.3)	34.6	693.5	459.8
Income (loss) from continuing operations before benefit (provision) for income taxes	$(83.0)	$11.9	$4.1	$11.9	$(55.1)	$103.0

	Years Ended
	December 31, 2017					December 31, 2016

	Commercial Banking	Consumer Banking	Non-Strategic Portfolios	Corporate and Other	Total	Total
Interest income
Interest and fees on loans	$1,242.3	$378.1	$17.7	$-	$1,638.1	$1,779.6
Other interest and dividends	5.7	-	5.2	186.6	197.5	131.9
Total interest income	1,248.0	378.1	22.9	186.6	1,835.6	1,911.5
Interest expense
Interest on borrowings	494.6	(295.1)	15.2	129.7	344.4	358.4
Interest on deposits	23.1	243.3	-	106.9	373.3	394.8
Total interest expense	517.7	(51.8)	15.2	236.6	717.7	753.2
Net interest revenue	730.3	429.9	7.7	(50.0)	1,117.9	1,158.3
Provision for credit losses	88.7	25.9	-	-	114.6	194.7
Net interest revenue, after credit provision	641.6	404.0	7.7	(50.0)	1,003.3	963.6
Non-interest income
Rental income on operating lease equipment	1,007.4	-	-	-	1,007.4	1,031.6
Other non-interest income(1)	291.0	4.1	3.1	66.0	364.2	150.6
Total non-interest income	1,298.4	4.1	3.1	66.0	1,371.6	1,182.2
Non-interest expenses
Depreciation on operating lease equipment	296.3	-	-	-	296.3	261.1
Maintenance and other operating lease expenses	222.9	-	-	-	222.9	213.6
Operating expenses(2)	691.7	401.5	11.7	83.6	1,188.5	1,283.5
Goodwill impairment	255.6	-	-	-	255.6	354.2
Loss on debt extinguishment and deposit redemption	-	-	1.0	219.0	220.0	12.5
Total non-interest expenses	1,466.5	401.5	12.7	302.6	2,183.3	2,124.9
Income (loss) from continuing operations before benefit (provision) for income taxes	$473.5	$6.6	$(1.9)	$(286.6)	$191.6	$20.9

CIT GROUP INC. AND SUBSIDIARIES

Segment Margin

(dollars in millions)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Commercial Banking
Average Earning Assets (AEA)
Commercial Finance	$9,748.6	$9,541.0	$10,646.6	$9,867.0	$11,289.3
Rail	7,583.2	7,542.7	7,286.7	7,460.2	7,089.3
Real Estate Finance	5,615.0	5,599.0	5,501.8	5,606.2	5,453.7
Business Capital	6,560.5	6,328.4	6,069.6	6,336.7	5,930.6
Total	$29,507.3	$29,011.1	$29,504.7	$29,270.1	$29,762.9

Net Finance Revenue
Commercial Finance	$96.1	$94.8	$110.4	$389.6	$447.7
Rail	78.5	80.9	78.1	318.8	349.9
Real Estate Finance	48.2	50.7	52.2	199.4	209.8
Business Capital	73.3	75.0	79.3	310.7	306.7
Total	296.1	301.4	320.0	1,218.5	1,314.1

Gross Yield
Commercial Finance	5.61%	5.58%	5.54%	5.47%	5.36%
Rail	11.25%	11.44%	12.22%	11.59%	12.86%
Real Estate Finance	5.18%	5.32%	5.24%	5.18%	5.25%
Business Capital	8.79%	8.75%	8.71%	8.84%	8.52%
Total	7.69%	7.74%	7.78%	7.71%	7.75%

Net Finance Margin
Commercial Finance	3.94%	3.97%	4.15%	3.95%	3.97%
Rail	4.14%	4.29%	4.29%	4.27%	4.94%
Real Estate Finance	3.43%	3.62%	3.80%	3.56%	3.85%
Business Capital	4.47%	4.74%	5.23%	4.90%	5.17%
Total	4.01%	4.16%	4.34%	4.16%	4.42%

Consumer Banking
Average Earning Assets (AEA)
Other Consumer Banking	$2,452.7	$2,240.2	$2,153.5	$2,266.1	$1,968.6
Legacy Consumer Mortgages	4,432.9	4,664.1	5,304.3	4,787.9	5,558.8
Total	$6,885.6	$6,904.3	$7,457.8	$7,054.0	$7,527.4

Net Finance Revenue
Other Consumer Banking	$62.4	$58.4	$46.6	$219.9	$157.7
Legacy Consumer Mortgages	41.6	49.8	63.9	210.0	252.9
Total	104.0	108.2	110.5	429.9	410.6

Gross Yield
Other Consumer Banking	3.52%	3.49%	3.70%	3.49%	3.65%
Legacy Consumer Mortgages	5.66%	6.23%	6.56%	6.24%	6.28%
Total	4.90%	5.34%	5.73%	5.36%	5.59%

Net Finance Margin
Other Consumer Banking	10.18%	10.43%	8.66%	9.70%	8.01%
Legacy Consumer Mortgages	3.75%	4.27%	4.82%	4.39%	4.55%
Total	6.04%	6.27%	5.93%	6.09%	5.45%

Non-Strategic Portfolios
AEA	$188.0	$226.9	$625.6	$277.0	$1,175.6
Net Finance Revenue	2.9	1.6	3.7	7.7	45.2
Gross Yield	10.85%	8.11%	6.39%	8.27%	7.86%
Net Finance Margin	6.17%	2.82%	2.37%	2.78%	3.84%

Gross Yield includes interest income and rental income as a % of AEA.

Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA.

CIT GROUP INC. AND SUBSIDIARIES

Non-GAAP Disclosures

(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Total Net Revenues(1)	2017	2017	2016	2017	2016
Interest income	$447.7	$454.0	$474.1	$1,835.6	$1,911.5
Rental income on operating lease equipment	252.6	252.3	252.2	1,007.4	1,031.6
Finance revenue (Non-GAAP)	700.3	706.3	726.3	2,843.0	2,943.1
Interest expense	168.7	176.7	178.3	717.7	753.2
Depreciation on operating lease equipment	74.3	71.1	69.8	296.3	261.1
Maintenance and other operating lease expenses	57.9	57.9	57.5	222.9	213.6
Net finance revenue (NFR) (Non-GAAP)	399.4	400.6	420.7	1,606.1	1,715.2
Other non-interest income	137.2	63.3	(117.6)	364.2	150.6
Total net revenues (Non-GAAP)	$536.6	$463.9	$303.1	$1,970.3	$1,865.8

NFR (Non-GAAP)	$399.4	$400.6	$420.7	$1,606.1	$1,715.2
Suspended depreciation on assets HFS	(8.8)	(7.8)	-	(16.6)	-
Excess interest costs over interest income from Commercial Air proceeds usage	-	-	-	23.4	-
Interest on excess cash	-	-	-	(9.1)	-
Adjusted NFR (Non-GAAP)	$390.6	$392.8	$420.7	$1,603.8	$1,715.2
NFR as a % of AEA	3.59%	3.53%	3.58%	3.43%	3.60%
NFR as a % of AEA, adjusted for noteworthy items	3.51%	3.46%	3.58%	3.49%	3.60%

Net Operating Lease Revenues(2)
Rental income on operating leases	$252.6	$252.3	$252.2	$1,007.4	$1,031.6
Depreciation on operating lease equipment	74.3	71.1	69.8	$296.3	$261.1
Maintenance and other operating lease expenses	57.9	57.9	57.5	$222.9	$213.6
Net operating lease revenue (Non-GAAP)	$120.4	$123.3	$124.9	$488.2	$556.9
	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Period End Earning Assets(3)	2017	2017	2016	2017	2016
Loans	$29,113.9	$28,505.3	$29,535.9	$29,113.9	$29,535.9
Operating lease equipment, net	6,738.9	6,724.2	7,486.1	6,738.9	7,486.1
Assets held for sale	2,263.1	2,162.0	636.0	2,263.1	636.0
Credit balances of factoring clients	(1,468.6)	(1,698.5)	(1,292.0)	(1,468.6)	(1,292.0)
Interest-bearing cash	1,440.1	2,658.9	5,608.5	1,440.1	5,608.5
Investment securities and securities purchased under agreement to resell	6,619.9	5,744.8	4,491.1	6,619.9	4,491.1
Indemnification assets	142.4	171.8	341.4	142.4	341.4
Total earning assets (Non-GAAP)	$44,849.7	$44,268.5	$46,807.0	$44,849.7	$46,807.0
Average Earning Assets (for the respective periods) (Non-GAAP)	$44,562.1	$45,454.2	$46,964.8	$46,852.1	$47,664.2
AEA adjustment for Commercial Air sale impacts	-	-	-	(930.5)	-
AEA, excluding noteworthy items (Non-GAAP)	$44,562.1	$45,454.2	$46,964.8	$45,921.6	$47,664.2
	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Operating Expenses	2017	2017	2016	2017	2016
Operating expenses	$304.0	$277.3	$341.3	$1,188.5	$1,283.5
Intangible asset amortization	6.1	6.2	6.4	24.7	25.6
Restructuring costs	31.9	2.9	3.9	53.0	36.2
Legacy One West Matters	-	-	27.3	-	27.3
Operating expenses excluding restructuring costs, intangible assets amortization, and other noteworthy items(4) (Non-GAAP)	$266.0	$268.2	$303.7	$1,110.8	$1,194.4

Operating expenses (excluding restructuring costs and intangible assets amortization) as a % of AEA (excluding noteworthy items)	2.39%	2.36%	2.59%	2.42%	2.51%

Total Net Revenue (Non-GAAP)	$536.6	$463.9	$303.1	$1,970.3	$1,865.8
Suspended depreciation on assets HFS	(8.8)	(7.8)		(16.6)
LIHTC Methodology change	(29.4)	-	-	(29.4)	-
Financial Freedom Transaction impairments on assets	-	26.8		26.8
Net costs of excess liquidity	-	-	-	14.3	-
CTA charge	-	-	-	8.1	-
TRS Termination Charge			243.3		243.3
Gain on sale - Canada business	-	-	(22.3)	-	(22.3)
Gain on sale - UK business					(23.5)
Asset impairment	-	-	-	-	11.0
Liquidating Europe CTA	-	-	-	-	3.0
Gain related to IndyMac venture	-	-		-	(5.0)
Total Net Revenue, excluding noteworthy items (Non-GAAP)	$498.4	$482.9	$524.1	$1,973.5	$2,072.3
Net Efficiency Ratio(5)	49.6%	57.8%	109.2%	56.4%	65.5%
Net Efficiency Ratio excluding noteworthy items(5)	53.4%	55.5%	57.9%	56.3%	57.6%

Other non-interest income (GAAP)	$137.2	$63.3	$(117.6)	$364.2	$150.6
CTA charge	-	-	-	8.1	-
TRS Termination Charge	-	-	243.3	-	243.3
Gain on sale - Canada business	-	-	(22.3)	-	(22.3)
Gain on sale - UK business	-		-	-	(23.5)
Asset impairment	-	-	-	-	11.0
Liquidating Europe CTA	-	-	-	-	3.0
Gain related to IndyMac venture	-	-	-	-	(5.0)
LIHTC Methodology change	(29.4)	-	-	(29.4)	-
Financial Freedom Transaction impairments on assets	-	26.8	-	26.8	-
Total other non-interest income, excluding noteworthy items (Non-GAAP)	$107.8	$90.1	$103.4	$369.7	$357.1

(1) Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2) Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.

(3) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. Because the Average Earning Asset is based on the month end amounts, we adjusted the balance to better reflect the impact of the Commercial Air transaction. The amount reflects the estimated impact on AEA of the timing difference between the receipt of proceeds from the transaction and the completion of the related debt and capital actions.

(4) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses. In order to assist in comparability to other quarters, we further adjusted the calculation due to significant items.

(5) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to significant items.

CIT GROUP INC. AND SUBSIDIARIES

Non-GAAP Disclosures (continued)

(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	At or for the Quarters Ended			At or for the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Tangible Book Value(6)	2017	2017	2016	2017	2016
Total common shareholders' equity	$6,995.0	$7,126.3	$10,002.7	$6,995.0	$10,002.7
Less: Goodwill	(369.9)	(625.5)	(685.4)	(369.9)	(685.4)
Intangible assets	(113.0)	(119.1)	(140.7)	(113.0)	(140.7)
Tangible book value (Non-GAAP)	6,512.1	6,381.7	9,176.6	6,512.1	9,176.6
Less: Disallowed deferred tax asset	(104.8)	(116.6)	(213.7)	(104.8)	(213.7)
Tangible common equity (Non-GAAP)	$6,407.3	$6,265.1	$8,962.9	$6,407.3	$8,962.9
Average tangible common equity (Non-GAAP)	$6,327.5	$6,249.1	$9,220.8	$7,486.6	$9,172.3
Estimated capital adjustment related to Commercial Air sale	-	-	(2,975.0)	(1,166.7)	(2,975.0)
Average tangible common equity, excluding noteworthy items(7) (Non-GAAP)	$6,327.5	$6,249.1	$6,245.8	$6,319.9	$6,197.3

Net income (loss) applicable to common shareholders	$(97.8)	$219.6	$(1,142.5)	$458.4	$(848.0)
Goodwill impairment	222.1	-	347.4	222.1	347.4
Intangible asset amortization, after tax	3.7	5.0	5.3	16.4	15.7
Valuation allowance	-	-	-	-	15.7
Non-GAAP income (loss) - for ROTCE calculation	$128.0	$224.6	$(789.8)	$696.9	$(469.2)
Return on average tangible common equity(7)	8.09%	14.38%	-34.26%	9.31%	-5.12%

Non-GAAP income applicable to common shareholders (from the following non-gaap noteworthy tables)	$125.1	$137.8	$210.4	$555.1	$709.4
Intangible asset amortization, after tax	3.7	5.0	5.3	16.4	15.7
Valuation allowance		-	-	-	15.7
Non-GAAP income - for ROTCE calculation	$128.8	$142.8	$215.7	$571.5	$740.8
Return on average tangible common equity, excluding noteworthy items(7)	8.14%	9.14%	13.81%	9.04%	11.95%

Income (loss) from continuing operations applicable to common shareholders	$(92.6)	$222.8	$(425.8)	$249.6	$(182.6)
Goodwill impairment	222.1	-	347.4	222.1	347.4
Intangible asset amortization, after tax	3.7	5.0	5.3	16.4	15.7
Valuation allowance	-	-	-	-	15.7
Non-GAAP income (loss) from continuing operations - for ROTCE calculation	$133.2	$227.8	$(73.1)	$488.1	$196.2
Non-GAAP income from continuing operations (from the following non-gaap noteworthy tables)	$130.3	$138.7	$125.4	$504.1	$384.2
Intangible asset amortization, after tax	3.7	5.0	5.3	16.4	15.7
Valuation allowance	-	-	-	-	15.7
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$134.0	$143.7	$130.7	$520.5	$415.6
Average tangible common equity(7)	$6,327.5	$6,249.1	$9,220.8	$7,486.6	$9,172.3
Pro forma estimated capital adjustment related to Commercial Air sale	-	-	(2,975.0)	(1,166.7)	(2,975.0)
Average tangible common equity(7) pro forma for estimated capital adjustment	$6,327.5	$6,249.1	$6,245.8	$6,319.9	$6,197.3
ROTCE, proforma for estimated capital adjustment	8.42%	14.58%	-4.68%	7.72%	3.17%
ROTCE, excluding noteworthy items(8) and proforma for estimated capital adjustment	8.47%	9.20%	8.37%	8.24%	6.71%

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Effective Tax Rate Reconciliation(8)	2017	2017	2016	2017	2016
(Provision) benefit for income taxes - GAAP	$(27.7)	$119.8	$6.6	$67.8	$(203.5)
Income tax on noteworthy items	(26.4)	(175.0)	(55.2)	(291.1)	(57.4)
Provision for income taxes, before noteworthy items - Non-GAAP	(54.1)	(55.2)	(48.6)	(223.3)	(260.9)
Income tax - remaining discrete items	(22.4)	2.0	3.0	(24.6)	1.6
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$(76.5)	$(53.2)	$(45.6)	$(247.9)	$(259.3)
Income (loss) from continuing operations before provision for income taxes - GAAP	$(55.1)	$103.0	$(432.4)	$191.6	$20.9
Noteworthy items before tax	249.3	90.9	606.4	545.6	624.2
Adjusted income from continuing operations before provision for income taxes - Non-GAAP	$194.2	$193.9	$174.0	$737.2	$645.1
Effective tax rate - GAAP	-50.3%	-116.3%	1.5%	-35.4%	973.7%
Effective tax rate, before noteworthy items - Non-GAAP	27.9%	28.5%	27.9%	30.3%	40.4%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	39.4%	27.4%	26.2%	33.6%	40.2%

(6) Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.

(7) Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance reversals from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we further adjusted the calculation due to significant items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8) The provision for income taxes before discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.
Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

	Description	Line Item	Pre-tax Balance	Income Tax(2)	After-tax Balance	Per Share
Quarter Ended December 31, 2017
Net income applicable to common shareholders					$(97.8)	$(0.74)
	LIHTC Methodology change	Other non-interest income	$(29.4)	$-	(29.4)	(0.22)
	LIHTC Methodology change	Benefit / provision for income taxes	-	38.2	38.2	0.29
	NACCO Suspended Depreciation	Depreciation on operating lease equipment	(8.8)	2.7	(6.1)	(0.05)
	NACCO DTA/DTL rate change	Benefit / provision for income taxes	-	(11.0)	(11.0)	(0.08)
Continuing Operations	NACCO Investment	Benefit / provision for income taxes	-	12.0	12.0	0.09
	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.69
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(11.3)	(11.3)	(0.09)
	Tax Reform	Benefit / provision for income taxes	-	(11.6)	(11.6)	(0.09)
	Restructuring expenses	Operating expenses	31.9	(11.9)	20.0	0.15

Non-GAAP income applicable to common shareholders, excluding noteworthy items(1)					$125.1	$0.95

Income from continuing operations applicable to common shareholders					$(92.6)	$(0.70)
	LIHTC Methodology change	Other non-interest income	$(29.4)	$-	(29.4)	(0.22)
	LIHTC Methodology change	Benefit / provision for income taxes	-	38.2	38.2	0.29
	NACCO Suspended Depreciation	Depreciation on operating lease equipment	(8.8)	2.7	(6.1)	(0.05)
	NACCO DTA/DTL rate change	Benefit / provision for income taxes	-	(11.0)	(11.0)	(0.08)
Continuing Operations	NACCO Investment	Benefit / provision for income taxes	-	12.0	12.0	0.09
	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.69
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(11.3)	(11.3)	(0.09)
	Tax Reform	Benefit / provision for income taxes	-	(11.6)	(11.6)	(0.09)
	Restructuring expenses	Operating expenses	31.9	(11.9)	20.0	0.15

Non-GAAP income from continuing operations applicable to common shareholders, excluding noteworthy items(1)					$130.3	$0.99

Quarter Ended September 30, 2017
Net income applicable to common shareholders					$219.6	$1.61
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	$-	$(140.4)	(140.4)	(1.03)
	Debt redemption costs	Loss on debt extinguishment	53.5	(20.3)	33.2	0.24
	Financial Freedom Transaction, impairments on reverse mortgage-related assets	Other non-interest income	26.8	(10.4)	16.4	0.12
Continuing Operations	Financial Freedom Transaction, reverse mortgage charge-offs on loans transferred to HFS	Provision for credit losses	15.5	(6.0)	9.5	0.07
	Suspended depreciation on assets HFS (Nacco rail assets)	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.04)
	Restructuring expenses	Operating expenses	2.9	(0.5)	2.4	0.02

Discontinued Operations
			3.7	(1.4)	2.3	0.02
Non-GAAP income applicable to common shareholders, excluding noteworthy items(1)					$137.8	$1.01

Income from continuing operations					$222.8	$1.64
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	$-	$(140.4)	(140.4)	(1.03)
	Debt redemption costs	Loss on debt extinguishment	53.5	(20.3)	33.2	0.24
	Financial Freedom Transaction, impairments on reverse mortgage-related assets	Other non-interest income	26.8	(10.4)	16.4	0.12
Continuing Operations	Financial Freedom Transaction, reverse mortgage charge-offs on loans transferred to HFS	Provision for credit losses	15.5	(6.0)	9.5	0.07
	Suspended depreciation on assets HFS (Nacco rail assets)	Depreciation on operating lease equipment	(7.8)	2.6	(5.2)	(0.04)
	Restructuring expenses	Operating expenses	2.9	(0.5)	2.4	0.02

	Non-GAAP income from continuing operations applicable to common shareholders, excluding noteworthy items(1)				$138.7	$1.02

Quarter Ended December 31, 2016
Net income applicable to common shareholders					$(1,142.5)	$(5.65)
	TRS Termination Charge	Other non-interest income	$243.3	$(96.7)	146.6	0.73
	Consumer Goodwill Impairment	Goodwill impairment	319.4	-	319.4	1.58
	Commercial Services Goodwill Impairment	Goodwill impairment	34.8	(6.8)	28.0	0.14
Continuing Operations	Canadian Assertion Change	Benefit / provision for income taxes	-	54.0	54.0	0.27
	Canada Portfolio Sale Gain	Other non-interest income	(22.3)	5.9	(16.4)	(0.08)
	Legacy OneWest Bank Matters	Operating expenses	27.3	(10.6)	16.7	0.08
	Restructuring expenses	Operating expenses	3.9	(1.0)	2.9	0.01

	Commercial Air Tax Provision		-	847.0	847.0	4.19
Discontinued Operations	Commercial Air Suspended Depreciation		(106.0)	40.0	(66.0)	(0.33)
	Financial Freedom Reserve		27.0	(11.0)	16.0	0.08
	Business Air Impairment		7.1	(2.4)	4.7	0.02
Non-GAAP income applicable to common shareholders, excluding noteworthy items(1)					$210.4	$1.04
Income from continuing operations
Net income					$(425.8)	$(2.11)
	TRS Termination Charge	Other non-interest income	$243.3	$(96.7)	146.6	0.73
	Consumer Goodwill Impairment	Goodwill impairment	319.4	-	319.4	1.58
	Commercial Services Goodwill Impairment	Goodwill impairment	34.8	(6.8)	28.0	0.14
Continuing Operations	Canadian Assertion Change	Benefit / provision for income taxes	-	54.0	54.0	0.27
	Canada Portfolio Sale Gain	Other non-interest income	(22.3)	5.9	(16.4)	(0.08)
	Legacy OneWest Bank Matters	Operating expenses	27.3	(10.6)	16.7	0.08
	Restructuring expenses	Operating expenses	3.9	(1.0)	2.9	0.01
Non-GAAP income from continuing operations applicable to common shareholders, excluding noteworthy items(1)					$125.4	$0.62

(1) Items may not sum due to rounding.

(2) Income tax rates vary depending on the specific item and the entity location in which it is recorded.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.
Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

	Description	Line Item	Pre-tax Balance	Income Tax(2)	After-tax Balance	Per Share

			Year ended December 31, 2017
Net income applicable to common shareholders					$458.4	$2.80
	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
	Excess interest costs	Interest expense	23.4	(8.9)	14.5	0.09
	Financial Freedom Transaction, reverse mortgage charge-offs on loans transferred to HFS	Provision for credit losses	15.5	(6.0)	9.5	0.06
	LIHTC Methodology change	Other non-interest income	(29.4)	-	(29.4)	(0.18)
	Financial Freedom Transaction, impairments on reverse mortgage-related assets	Other non-interest income	26.8	(10.4)	16.4	0.10
	CTA Charge	Other non-interest income	8.1	(1.3)	6.8	0.04
	Suspended depreciation on assets HFS (Nacco rail assets)	Depreciation on operating lease equipment	(16.6)	5.3	(11.3)	(0.07)
	Restructuring Expenses	Operating expenses	53.0	(18.0)	35.0	0.21
	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.35
Continuing Operations	Debt redemption costs	Loss on debt extinguishment	218.3	(85.5)	132.8	0.81
	LIHTC Methodology change	Benefit / provision for income taxes	-	38.2	38.2	0.23
	Entity Restructuring	Benefit / provision for income taxes	-	14.0	14.0	0.09
	Nacco Investment	Benefit / provision for income taxes	-	12.0	12.0	0.07
	Deferred tax recognition	Benefit / provision for income taxes	-	(6.9)	(6.9)	(0.04)
	Nacco DTA/DTL rate change	Benefit / provision for income taxes	-	(11.0)	(11.0)	(0.07)
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(11.3)	(11.3)	(0.07)
	Tax Reform	Benefit / provision for income taxes	-	(11.6)	(11.6)	(0.07)
	Resolution of legacy tax items	Benefit / provision for income taxes	-	(19.3)	(19.3)	(0.12)
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(140.4)	(140.4)	(0.86)

	Secured Debt Paydown		39.0	(5.0)	34.0	0.21
	Financial Freedom servicing asset-related items		3.7	(1.4)	2.3	0.01
	Gain on sale - TC CIT joint venture		(14.0)	1.0	(13.0)	(0.08)
Discontinued Operations	Financial Freedom net settlement items and servicing rights impairment		(20.2)	7.8	(12.4)	(0.08)
	Suspended Depreciation		(113.0)	44.0	(69.0)	(0.42)
	Gain on sale - Commercial Air, net of certain expenses		(134.7)	35.0	(99.7)	(0.61)

Non-GAAP income applicable to common shareholders, excluding noteworthy items(1)					$555.1	$3.39

Income from continuing operations applicable to common shareholders					$249.6	$1.52
	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
	Excess interest costs	Interest expense	23.4	(8.9)	14.5	0.09
	Financial Freedom Transaction, reverse mortgage charge-offs on loans transferred to HFS	Provision for credit losses	15.5	(6.0)	9.5	0.06
	LIHTC Methodology change	Other non-interest income	(29.4)	-	(29.4)	(0.18)
	Financial Freedom Transaction, impairments on reverse mortgage-related assets	Other non-interest income	26.8	(10.4)	16.4	0.10
	CTA Charge	Other non-interest income	8.1	(1.3)	6.8	0.04
	Suspended depreciation on assets HFS (Nacco rail assets)	Depreciation on operating lease equipment	(16.6)	5.3	(11.3)	(0.07)
	Restructuring Expenses	Operating expenses	53.0	(18.0)	35.0	0.21
	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.35
Continuing Operations	Debt redemption costs	Loss on debt extinguishment	218.3	(85.5)	132.8	0.81
	LIHTC Methodology change	Benefit / provision for income taxes	-	38.2	38.2	0.23
	Entity Restructuring	Benefit / provision for income taxes	-	14.0	14.0	0.09
	Nacco Investment	Benefit / provision for income taxes	-	12.0	12.0	0.07
	Deferred tax recognition	Benefit / provision for income taxes	-	(6.9)	(6.9)	(0.04)
	Nacco DTA/DTL rate change	Benefit / provision for income taxes	-	(11.0)	(11.0)	(0.07)
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(11.3)	(11.3)	(0.07)
	Tax Reform	Benefit / provision for income taxes	-	(11.6)	(11.6)	(0.07)
	Resolution of legacy tax items	Benefit / provision for income taxes	-	(19.3)	(19.3)	(0.12)
	Strategic tax item - restructuring of an international legal entity	Benefit / provision for income taxes	-	(140.4)	(140.4)	(0.86)
Non-GAAP income from continuing operations applicable to common shareholders, excluding noteworthy items(1)					$504.1	$3.07

(1) Items may not sum due to rounding.

(2) Income tax rates vary depending on the specific item and the entity location in which it is recorded.

CIT GROUP INC. AND SUBSIDIARIES

Non-GAAP Disclosures (continued)

(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

	Description	Line Item	Pre-tax Balance	Income Tax(2)	After-tax Balance	Per Share

			Year ended December 31, 2016
Net income applicable to common shareholders					$(848.0)	$(4.20)
	TRS Termination Charge	Other non-interest income	$243.3	$(96.7)	146.6	0.73
	Asset impairment	Other non-interest income	11.0	(2.8)	8.2	0.04
	Liquidating Europe CTA	Other non-interest income	3.0	-	3.0	0.01
	Gain on sale - UK	Other non-interest income	(23.5)	8.2	(15.3)	(0.08)
	Gain related to IndyMac venture	Other non-interest income	(5.0)	2.0	(3.0)	(0.01)
	Canada Portfolio Sale Gain	Other non-interest income	(22.3)	5.9	(16.4)	(0.08)
Continuing Operations	Restructuring expenses	Operating expenses	36.2	(13.6)	22.6	0.11
	Legacy OneWest Bank Matters	Operating expenses	27.3	(10.6)	16.7	0.08
	Consumer Goodwill Impairment	Goodwill impairment	319.4	-	319.4	1.58
	Commercial Services Goodwill Impairment	Goodwill impairment	34.8	(6.8)	28.0	0.14
	Canadian Assertion Change	Benefit / provision for income taxes	-	54.0	54.0	0.27
	Discrete tax benefit	Benefit for income taxes	-	(13.0)	(13.0)	(0.06)
	China valuation allowance	Benefit / provision for income taxes	-	16.0	16.0	0.08

	Commercial Air Tax Provision		-	847.0	847.0	4.20
	Commercial Air Suspended Depreciation		(106.0)	40.0	(66.0)	(0.33)
	Financial Freedom Reserve		27.0	(11.0)	16.0	0.08
Discontinued Operations	Business Air Impairment		7.1	(2.4)	4.7	0.02
	Financial Freedom interest curtailment reserve and servicing rights impairment		249.0	(74.0)	175.0	0.87
	Business Air goodwill impairment		22.5	(8.6)	13.9	0.07
Non-GAAP income applicable to common shareholders, excluding noteworthy items(1)					$709.4	$3.51

Income from continuing operations applicable to common shareholders					$(182.6)	$(0.90)
	TRS Termination Charge	Other non-interest income	$243.3	$(96.7)	146.6	0.73
	Asset impairment	Other non-interest income	11.0	(2.8)	8.2	0.04
	Liquidating Europe CTA	Other non-interest income	3.0	-	3.0	0.01
	Gain on sale - UK	Other non-interest income	(23.5)	8.2	(15.3)	(0.08)
	Gain related to IndyMac venture	Other non-interest income	(5.0)	2.0	(3.0)	(0.01)
	Canada Portfolio Sale Gain	Other non-interest income	(22.3)	5.9	(16.4)	(0.08)
Continuing Operations	Restructuring expenses	Operating expenses	36.2	(13.6)	22.6	0.11
	Legacy OneWest Bank Matters	Operating expenses	27.3	(10.6)	16.7	0.08
	Consumer Goodwill Impairment	Goodwill impairment	319.4	-	319.4	1.58
	Commercial Services Goodwill Impairment	Goodwill impairment	34.8	(6.8)	28.0	0.14
	Canadian Assertion Change	Benefit / provision for income taxes	-	54.0	54.0	0.27
	Discrete tax benefit	Benefit for income taxes	-	(13.0)	(13.0)	(0.06)
	China valuation allowance	Benefit / provision for income taxes	-	16.0	16.0	0.08
Non-GAAP income from continuing operations applicable to common shareholders, excluding noteworthy items(1)					$384.2	$1.90

(1) Items may not sum due to rounding.

(2) Income tax rates vary depending on the specific item and the entity location in which it is recorded.